As filed with the Securities and Exchange Commission on June 3, 2022

Registration Number 333-178529

Registration Number 333-183406

Registration Number 333-188282

Registration Number 333-193914

Registration Number 333-199959

Registration Number 333-206185

Registration Number 333-211201

Registration Number 333-217752

Registration Number 333-223109

Registration Number 333-229930

Registration Number 333-255838

Registration Number 333-258591

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-8 REGISTRATION STATEMENT NO. 333-178529

Post-Effective Amendment No. 1 to

FORM S-8 REGISTRATION STATEMENT NO. 333-183406

Post-Effective Amendment No. 1 to

FORM S-8 REGISTRATION STATEMENT NO. 333-188282

Post-Effective Amendment No. 1 to

FORM S-8 REGISTRATION STATEMENT NO. 333-193914

Post-Effective Amendment No. 1 to

FORM S-8 REGISTRATION STATEMENT NO. 333-199959

Post-Effective Amendment No. 1 to

FORM S-8 REGISTRATION STATEMENT NO. 333-206185

Post-Effective Amendment No. 1 to

FORM S-8 REGISTRATION STATEMENT NO. 333-211201

Post-Effective Amendment No. 1 to

FORM S-8 REGISTRATION STATEMENT NO. 333-217752

Post-Effective Amendment No. 1 to

FORM S-8 REGISTRATION STATEMENT NO. 333-223109

Post-Effective Amendment No. 1 to

FORM S-8 REGISTRATION STATEMENT NO. 333-229930

Post-Effective Amendment No. 1 to

FORM S-8 REGISTRATION STATEMENT NO. 333-255838

Post-Effective Amendment No. 1 to

FORM S-8 REGISTRATION STATEMENT NO. 333-258591

UNDER

THE SECURITIES ACT OF 1933

ZYNGA INC.

(Exact name of registrant as specified in its charter)

Delaware	42-1733483
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

699 Eighth Street

San Francisco, CA 94103

(855) 449-9642

(Address of principal executive offices) (Zip code)

CHARTBOOST, INC. 2012 STOCK PLAN

2011 EQUITY INCENTIVE PLAN

2011 EMPLOYEE STOCK PURCHASE PLAN

(Full Titles of the Plans)

James Gerard Griffin

Zynga Inc.

699 Eighth Street

San Francisco, CA 94103

(855) 449-9642

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Legal Department

Zynga Inc.

699 Eighth Street

San Francisco, CA 94103

(855) 449-9642

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Small reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments No. 1 relate to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) of Zynga Inc., a Delaware corporation (the “Company”):

Registration Statement No. 333-178529 pertaining to the 45,616,560 shares of the Company’s Class A common stock, par value $0.00000625 (the “Common Stock”) issuable under the Company’s 2011 Equity Incentive Plan (the “Equity Plan”), the 8,500,000 shares of Common Stock issuable under the Company’s 2011 Employee Stock Purchase Plan (the “Employee Plan”), the 209,666,015 shares of Common Stock issued under the 2007 Equity Incentive Plan, the 104,264,958 shares of Class B common stock, par value $0.00000625 (the “Class B Common Stock”), and the 105,401,057 shares of Class B Common Stock issued under the 2007 Equity Incentive Plan, which was filed with the Securities and Exchange Commission (the “SEC”) on December 15, 2011.

Registration Statement No. 333-183406 pertaining to the 28,863,703 shares of Common Stock issuable under the Equity Plan and the 14,431,851 shares of Common Stock issuable under the Employee Plan, which was filed with the SEC on August 17, 2012.

Registration Statement No. 333-188282 pertaining to the 31,169,984 shares of Common Stock issuable under the Equity Plan and the 15,584,992 shares of Common Stock issuable under the Employee Plan, which was filed with the SEC on May 2, 2013.

Registration Statement No. 333-193914 pertaining to the 6,850,973 shares of Common Stock issuable under the Equity Plan (as successor to the NaturalMotion Limited Option Plan and the NaturalMotion Limited Enterprise Management Incentive Scheme), which was filed with the SEC on February 12, 2014.

Registration Statement No. 333-199959 pertaining to the 33,288,265 shares of Common Stock issuable under the Equity Plan and the 16,644,132 shares of Common Stock issuable under the Employee Plan, which was filed with the SEC on November 7, 2014.

Registration Statement No. 333-206185 pertaining to the 36,234,403 shares of Common Stock issuable under the Equity Plan and the 18,117,201 shares of Common Stock issuable under the Employee Plan, which was filed with the SEC on August 7, 2015.

Registration Statement No. 333-211201 pertaining to the 36,144,674 shares of Common Stock issuable under the Equity Plan and the 18,072,337 shares of Common Stock issuable under the Employee Plan, which was filed with the SEC on May 6, 2016.

Registration Statement No. 333-217752 pertaining to the 35,473,990 shares of Common Stock issuable under the Equity Plan and the 17,736,995 shares of Common Stock issuable under the Employee Plan, which was filed with the SEC on May 5, 2017.

Registration Statement No. 333-223109 pertaining to the 34,826,415 shares of Common Stock issuable under the Equity Plan and the 17,413,207 shares of Common Stock issuable under the Employee Plan, which was filed with the SEC on February 20, 2018.

Registration Statement No. 333-229930 pertaining to the 34,444,440 shares of Common Stock issuable under the Equity Plan and the 17,222,220 shares of Common Stock issuable under the Employee Plan, which was filed with the SEC on February 28, 2019.

Registration Statement No. 333-255838 pertaining to the 81,264,569 shares of Common Stock issuable under the Equity Plan and the 40,632,284 shares of Common Stock issuable under the Employee Plan, which was filed with the SEC on May 6, 2021.

Registration Statement No. 333-258591 pertaining to the registration of 1,012,388 shares of the Common Stock, issuable under the Company’s Chartboost, Inc. 2012 Stock Plan, which was filed with the SEC on August 6, 2021.

On May 23, 2022, pursuant to the previously announced Agreement and Plan of Merger, dated January 9, 2022 (as amended, the “Merger Agreement”) entered into by Take-Two Interactive Software, Inc. (“Take-Two”), Zebra MS I, Inc., a Delaware corporation and a directly wholly-owned subsidiary of Take-Two (“Merger Sub 1”), Zebra MS II, Inc., a Delaware corporation and wholly-owned subsidiary of Take- Two (“Merger Sub 2”), and the Company, the Company merged with and into Merger Sub 1, with the Company as the surviving corporation, and, immediately thereafter, the Company merged with and into Merger Sub 2, with Merger Sub 2 as the surviving corporation (the “Combination”). Pursuant to the terms of the Merger Agreement, each share of the Company’s common stock outstanding at the effective time of the Combination (the “Effective Time”), other than treasury shares and dissenting shares, was converted into the right to receive (i) 0.0406 shares of common stock, par value $0.01 per share, of Take-Two (“Take-Two Common Stock”), plus cash in lieu of any fractional shares resulting from such calculation and (ii) $3.50 in cash. As a result of the Combination, the Company became a wholly-owned subsidiary of Take-Two.

In accordance with an undertaking made by the Company in each of the Registration Statements to remove from registration, by means of a post-effective amendment, any securities registered under the Registration Statements that remain unsold at the termination of the offering, the Company hereby removes from registration any and all shares of Common Stock originally reserved for issuance under the Company’s Chartboost, Inc. 2012 Stock Plan, the Equity Plan, and the Employee Plan and registered under the Registration Statements on Forms S-8 listed above, filed with the SEC on the dates listed above.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing an amendment on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on June 3, 2022.

ZYNGA INC.

By:	/s/ Frank Gibeau
	Name:	Frank Gibeau
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, these Post-Effective Amendments to the Registration Statements have been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Frank Gibeau Frank Gibeau	Chief Executive Officer (Principal Executive Officer)	June 3, 2022

/s/ James Gerard Griffin James Gerard Griffin	Chief Financial Officer (Principal Financial Officer)	June 3, 2022

/s/ Amy M. Rawlings Amy M. Rawlings	Chief Accounting Officer (Principal Accounting Officer	June 3, 2022

/s/ Daniel Emerson Daniel Emerson	Director	June 3, 2022

/s/ Linda Zabriskie Linda Zabriskie	Director	June 3, 2022